Dec. 05, 2008	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen L. Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS
TO HOST CONFERENCE CALL DECEMBER 8

DENVER - DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, will host a conference call for investors and analysts Monday, December 8, at 8:30 a.m. EST, to provide management’s and the general partner’s outlook for the Partnership, including an operations update and a forecast that supports the Partnership’s intent to maintain its current distribution.

The conference call can be accessed via webcast through the Investor section of DCP Midstream Partners’ Web site at http://www.dcppartners.com or by dialing 800-860-2442 in the United States or 412-858-4600 outside the United States. Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until 5 p.m. EST, December 18, 2008, by dialing 877-344-7529 in the United States or 412-317-0088 outside the United States. The passcode is 426035. A replay and presentation slides in PDF format will also be available by accessing the Investor section of the partnership’s Web site.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions for such statements as defined under the federal securities laws. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. Investors are encouraged to consider carefully the disclosures and risk factors that may impact these statement, which are contained in the Partnership’s most recent annual and quarterly reports filed from time to time with the Securities and Exchange Commission which can be viewed at the Commission’s website at www.sec.gov. All statements made herein are expressly qualified by such factors.

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